Exhibit 10.36

AMENDMENT NUMBER SIX

TO THE LICENSE & UPDATE AGREEMENT

BETWEEN LOOKSMART, LTD. AND MICROSOFT CORPORATION

This Amendment Number Six (“Amendment Six”) to the License & Update Agreement (as amended to date, the “Agreement”) is made and entered into effective as of October 1, 2003 (“Amendment Effective Date”) by and between Microsoft Corporation, a Washington corporation (“Microsoft”) and LookSmart, Ltd., a Delaware corporation (“LookSmart”).

Recitals

WHEREAS, the Agreement is currently set to expire on December 3, 2003;

WHEREAS, the parties wish to extend the Agreement through January 15, 2004, on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties hereby amend the Agreement as follows:

Amendment

The Agreement shall be amended to provide:

1. The Agreement shall continue in full force and effect through 11:59 p.m. (Pacific Time) on January 15, 2004.

2. LookSmart’s URL delivery requirements pursuant to the licensing portion of the Agreement shall be reduced on a pro rata basis during the extension of the Agreement.

3. All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement. All provisions of the Agreement not specifically modified herein shall remain in full force and effect. This Amendment Six may be executed in counterparts, each of which may be an original or faxed copy, and both of which together shall form one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment Six as of the date set forth above.

MICROSOFT CORPORATION		LOOKSMART, LTD.

By:	/s/ Kirk Koenigsbauer	By:	/s/ Brian Cowley

Title:	General Manager	Title:	SVP, Business Development

Date:	10/3/03	Date:	10/3/03